UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

July 01, 2010

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

             Colorado                                                  33-19107                                   38-2780733

       (State or other jurisdiction of                  (Commission                            (I.R.S. Employer

        incorporation or  organization)                 file number)                  Identification Number)

3509 Auburn Rd.

Auburn Hills, MI 48326

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 844-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 4.02. Non–Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Review.

This is an amendment of the report filed on Form 8-K/A on March 23, 2010.   We are amending the report to further disclose the completion of the purchase price allocation related to the business acquisitions of Global Tech International, Inc (“GTI”) and Advanced Digital Components, Inc. (“ADCI”), which closed on September 15, 2008.

We have determined the fair values of intangible assets in the form of the license agreements that were entered in June 2008 between Environmental Recycling Technologies, PLC and our subsidiary GTI.  As of the acquisition date September 15, 2008, total fair value of these license agreements was $8,007,660.  As a result, goodwill and total intangible assets at December 31, 2008 will be restated to $9,192,794 and $8,771,293, respectively, to reflect the fair values of the intangible assets.  Initially, we had allocated $17,200,454 to goodwill.   After the reallocation of purchase price, goodwill decreased by $8,007,660 and total intangible assets value increased by $7,854,088, at December 31, 2008.  In addition, amortization expense increased by $153,573 for 2008 and $121,093 for each of the quarterly periods in 2009.  Consolidated financial statements for the year ended December 31, 2008 and for the periods ended March 31, 2009; June 30, 2009 and September 30, 2009 are being restated to reflect this material change in the purchase price allocation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 01, 2010

                                                                                      LBO CAPITAL CORP.

By  \s\  Thomas W. Itin

Thomas W. Itin,

                                                                                    President & CEO